Form C

Cover Page

Name of issuer:

Twins Chicken INC

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NV

Date of organization: 2/21/2014

Physical address of issuer:

500 N Rainbow Blvd
Las Vegas NV 89107

Website of issuer:

http://www.twinschicken.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

200,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $200,000; interests will be sold in increments of $1.

Target offering amount:

$200,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

8/31/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

7

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$94,506.00	$204,802.00
Cash & Cash Equivalents:	$4,403.00	$26,243.00
Accounts Receivable:	$0.00	$52,187.00
Short-term Debt:	$3,023.00	$73,354.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$514,340.00	$646,149.00
Cost of Goods Sold:	$146,523.00	$156,426.00
Taxes Paid:	$3,023.00	$14,854.00
Net Income:	$17,132.00	$64,562.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Twins Chicken INC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Sean Fitzhugh	Director	Twins Chicken INC	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Sean Fitzhugh	CEO	2014
Sean Fitzhugh	Treasurer	2014
Sean Fitzhugh	President	2014
Sean Fitzhugh	Secretary	2014
Sean Fitzhugh	Director	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Sean Fitzhugh	100000.0 Common Stock	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Largest risk is the possibility of chicken diseases that would cause panic in consumers. Much like mad cow disease in the 90s and early 2000s or the e coli outbreak at chipotle. Such an outbreak in the chicken market would cause sales to drop out of consumer fear.
>
> Internal risks regarding workers comp claims. Being that we are hiring and dealing with low income and economically challenged people. There is always the risk of someone looking to scam the business for a workers comp claim. We combat that by having UHD security cameras recording 24/7 via cloud storage.
>
> Increasing minimal wage. $15 minimal wage is coming and is currently causing countless restaurants to close their doors. Fortunately we have factored that into our model and have already implemented resources that counter higher wages.
>
> Inflated commercial rental rates. Commercial rates are at all time highs and landlords are becoming unrealistic with what they are asking in rent. Unbeknownst to these landlords is the fact that traditional restaurant models can't afford these high rents. This is causing prime locations to sit idle on the market, which is an opportunity for Twins.

Unmotivated workforce. Most workers in this industry are either young millennials or older seasoned restaurant workers.

Prime commercial space availability. With the economy being strong tenants are still going after these extremely high rent spaces and prime locations are either filled or we have to wait for new construction to be built.

We have a small management team. The future of the business depends largely on Sean's leadership and if he is lost the business will be in trouble.

Fast casual is a very popular and lucrative vertical. A larger better funded competitor could threaten the future well-being of the business.

Supply of food stores and fresh ingredients is a risk for any restaurant. It's especially acute for us given our limited menu options.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$200,000**

Use of Proceeds: This will allow for the opening of 1, possibly 2 new stores and the completion of our Franchising program. Once Franchising program is completed we can start marketing and issuing Franchise licenses.

Use of Funds break down:
$50-100k: Finish construction of San Francisco store.
$15-25k: Completion of Franchise Program.
$50-75k: Construction costs of 2nd new location.

$10k Intermediary Fee

If we raise: **$1,000,000**

Use of Proceeds: Allow for the opening of 4-5 new stores which will in turn generate enough free cash flow to open another new store every 3-6 months.

Use of Funds (Minus first $200k used)
$200-250k: Construction costs of new store (Blank shell retail)

$50k Intermediary Fee.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the

offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 5% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 2x their principle investment (the repayment amount), provided however that at any time the company may defer up to 2 such payments upon notice to the Lender.

Investors who fund up to the first $200,000 of the fundraise will receive 2.5x their principal.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	100,000	100,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

The notes being offered do not provide equity in the company.

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns. Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

No exempt offerings.

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Twins Chicken sells the best fried chicken that is always hot & crispy. All our meals are made to order and taste amazing.

To goal is total saturation of the western United States. Much like In n Out, we plan on dominating the western market. By providing a higher quality meal, better taste, lower prices, and control of our supply chain. We see it next to impossible for any competitor to challenge our position. Once we have achieved a stronghold in the west, we will expand throughout the US.

Milestones

Twins Chicken INC was incorporated in the State of Nevada in February 2014.

Since then, we have:

- Successful first store, proved the concept and perfected the business model and operations.

- Beginning to franchise locations across the west coast.

- Easy store operations and systems allow for rapid expansion.

- Vertical integration of supply chain. Allowing for controlled costs and lower prices

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $514,340 compared to the year ended December 31, 2016, when the Company had revenues of $646,149. Our gross margin was 71.51% in fiscal year 2017, compared to 75.79% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $94,506, including $4,403 in cash. As of December 31, 2016, the Company had $204,802 in total assets, including $26,243 in cash.
- *Net Income.* The Company has had net income of $17,132 and net income of $64,562 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $3,023 for the fiscal year ended December 31, 2017 and $73,354 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, we will have sufficient capital to open our first location with 6 months of working capital before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Twins Chicken INC cash in hand is $15,000, as of February 2018. Over the last three months, revenues have averaged $48,000/month, cost of goods sold has averaged $12,563/month, and operational expenses have averaged $29,111/month, for an average net margin of $6,326 per month

The financials reflect the first location that was recently shut down. Sales in the mall we are located started to decline earlier this year as more restaurant spaces were opened in the mall, further diluting everyone's sales.

We will spend the money raised in this round on the buildout and opening of a new location in the Bay Area. 6 months out we anticipate our San Francisco location to be opened and fully operational. That location we expect to produce double the volume as our first location.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.twinschickentenders.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Twins Chicken 2x Rev Share
- Twins Chicken 2.5x Rev Share

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Sean Fitzhugh

Appendix E: Supporting Documents

INVEST IN TWINS CHICKEN

Simple and Scrumptious Fast Casual Fried Chicken

"We make fried chicken with a technique that ensures it's always crispy on the outside, tender on the inside, and never greasy. Our mission is high-quality food but at fast-food prices and fast-food speeds, which is why our customers keep coming back for more. Because our menu is extremely simple and we control our supply chain, we've created a franchise model that will succeed by keeping margins high and menu prices low.

Sean Fitzhugh
FOUNDER, TWINS CHICKEN



$0 raised of $200K goal

$1,000 min INVEST

by Wefunder Portal LLC

Revenue Share

5% of revenues | 2.0X investment amount

Twins Chicken will pay investors 5% of revenues each quarter until 100% of your principal is returned plus 100% on top.

EARLY BIRD BONUS: 2.5X REVENUE SHARING

Investors who fund up to the first $200K of this fundraise will receive 100% of their principal and an additional 150% on top.

OUR AMBITION

Our first location was in a crowded Seattle mall and totaled $650k in sales in 2016 and $500k in 2017. We're moving to Pleasanton, CA because the Seattle location became too saturated. In a new storefront with less competition, we see sustainable growth in 2018. Much like In-N-Out Burger, our ambition is to dominate the Western United States by providing a higher quality meal at a better taste with lower prices. Once we've achieved a western stronghold, we'll expand throughout the U.S.

KEY FACTS

- First location filed more than $500K in 2017 sales and almost $650K in 2016.
- Lease signed and building plans submitted for new 2,300 sq. ft. location in Pleasanton, CA.
- Vertical integration of the supply chain allows for controlled costs and lower prices. Our cost of goods is between 23% - 25%, very low for a fast-casual restaurant.
- Made-to-order system processes 150 orders an hour at peak times.
- Our signature chicken recipe is over 60 years old and originated in Texas.

twinschickentenders.com

FOOD FOOD RETAIL

Tender, Crispy Fried Chicken at a Great Price

More than 60 years ago, an employee at a wildly popular fried chicken restaurant in Houston, TX, took the signature recipe, moved to Seattle, and opened Ezell's Famous Chicken. The restaurant is so popular that it now has 13 locations. A few years ago, the nephew, son, and Sean, our founder, took the same recipe and started Twins Chicken. We use a special technique to ensure our chicken is crispy on the outside and tender on the inside, but not covered in grease. The combination of our original recipe and signature Twin Sauce is so good that we'll put it up against any other fast casual chicken in the country.







We're Taking Our Talents To California

We had a good two and a half year run in our first location, a shopping mall in Seattle, as we filed almost $650K in 2016 sales. But soon after, the mall became crowded with food options, going from a total of 20 restaurants to 60. In 2017, it became apparent the mall was oversaturated, and as a result, our sales dipped to around $500K. Seeing the writing on the wall, we decided to close the location and put as much cash as possible into our new Bay Area location. At 2,300 square feet, it's large enough to handle the 20,000 employees within a half-mile radius of the location. With the lease signed and building plans submitted, the plan for Twins Chicken is to be serving California by September 2018.


TWINS CHICKEN



Cutting Out Middlemen Means Stronger Margins

As a piece of food goes from farmer to restaurant, it's hit with a half-dozen markups from middlemen. Our founder spent two years making relationships with farmers to avoid those middlemen, to the point where we now get a 40 pound box of chicken for $50 instead of $120. By reducing our cost of goods to 23% - 25%, we're able to keep our prices low, and with a streamlined system that can churn out 150 orders an hour, we're able to keep wait times even lower.


Twins
CHICKEN TENDERS
Combo #1
7.95

23%-25%	150	$646,149
Cost of Goods	Orders Per Hour	2016 Sales

Our Progress So Far

June 2015
Open Our First Location
We take a spot in a Westfield Mall just south of Seattle.

September 2016
Total $1M in Sales
We hit this benchmark just 15 months after opening.

November 2016
Test Market For Prospective Franchisees
We had over 60 inquiries in the greater Seattle area.

October 2017
Second Location Secured
Our new 2,300 square foot location is in Pleasanton, CA.

January 2018
Test National Interest For Franchising
By advertising in the 35 states that don't require FDD registration, we receive 2k website clicks and 40 applications within 14 days.

February 2018
Retain Largest Franchise Broker in U.S.
This step will help us begin selling franchise licenses in the lower 48.

May 2018
Finalize Registration in States Requiring Franchise Registration
This will help us open additional markets.

September 2018
Second Location Opens
We're excited to start serving Pleasanton, CA.

May 2019
Sell Franchise Locations Once Registration is Complete
Our goal is to sell off 100+ franchise locations.

Let's Serve Quality Fried Chicken Together

Dear Investors,

"Give me six hours to chop a tree and I will spend the first four sharpening my axe." For the last 3 years, I have spent every hour of every day working on and perfecting Twins Chicken. The devil truly is in the details, and there is not a detail too small that I haven't analyzed and factored in.

As Twins Chicken begins to sweep the country with new locations and the brand becomes a nationally recognized staple, one thing will be clear -- the days of operating restaurants the old way are over.

I designed Twins Chicken for the times we live in now, and our business model will soon be sought after as the standard for food operations. The plan is simple, just like our store operations:

1) Open corporate stores in key markets.

2) Franchise out those markets to increase purchasing power & revenue.

3) Use profits & royalties to build out our own corporate-owned supply chain. We'll reduce our costs of goods at corporate stores and create an additional source of revenue from goods sold to franchisees.

4) Start developing drive-thru locations that we own outright. Equity in real estate owned will allow for securing additional commercial loans to open more drive-thru locations, and eventually, real estate owned will be paid off and will allow those stores to operate at profit margins over 50%.

5) After franchises are completely sold out throughout the US, franchisees are making great money. We'll use our existing network of franchisees to launch another concept with the same principles as Twins Chicken. The new concept will easily be able to scale across the country as an internal network of franchise owners trust our brand and will be looking for the next new thing.

Thanks,



Sean Fitzhugh

Founder



Sean Fitzhugh

Founder

Extensive background in small business start-ups.

Interview

Wefunder interviewed Sean Fitzhugh on October 20, 2017.

– COLLAPSE ALL

WF: What is Twins Chicken?

FITZHUGH: We are a fast casual fried chicken concept restaurant with an extremely simple menu. We sell four different types of combos, a 4-piece and a 6-piece, with two different flavors, original and spicy. Those combo meals come with chicken tenders, french fries, a fresh-made roll, and a special sauce we make in-house. Our whole angle is high-quality food but at fast-food prices and fast-food speeds.

WF: Where are you located?

FITZHUGH: Our first location was just south of Seattle and we have a few more locations in the works. Our second location is going up in the Bay Area, and store number three is another Seattle location. With the capital raised from this campaign, I plan on opening more California locations because that's where all of our distribution comes from.

WF: What makes the chicken from Twins Chicken special from other chicken?

FITZHUGH: The recipe originated in Texas and is well over 50 years old, maybe even 60 years old. An old woman had a small chicken restaurant in Houston, then a young man who worked there took the recipe, moved to Seattle, and opened a restaurant called Ezell's Famous Chicken in the 1980s. Later on, Oprah Winfrey was in town doing a show, and after she ordered their chicken, she endorsed it as the best fried chicken she'd ever had. That pretty much propelled the family business to huge success. Today, they have about 13 locations throughout the Seattle area.

A few years ago, me and my former partners, who were the nephew and the son of the original founders, took the same recipe and created Twins Chicken. The twins were the ones who originally brought me the recipes. I financed the entire operation, came up with the concept, the name, and the branding. I was pretty much the brains behind the whole thing.

My original partners are no longer involved with the business, but we are still legally allowed to use that recipe. The great thing about food is you can't trademark or patent any type of food recipe. If that were the case, the only restaurant that would be allowed to operate would be McDonald's, because they sell everything. The partnership between the three of us didn't work out, but the business model worked phenomenally. Now I'm ready to expand it on my own.

WF: Has the menu changed since you founded the restaurant?

FITZHUGH: I have not altered the chicken, but I did play around with the side dishes that come with the meal. We were selling crinkle-cut french fries. I played around with fresh-cut potato fries like the style at Five Guys. Then I played around with different sauce flavors to see what the customer reactions would be. It was interesting. For the most part, the original side dishes performed the best. People still liked the chicken, but they weren't as receptive to the fresh-cut fries.

Perhaps the most interesting thing that happened was how the different sauce flavors brought in different demographics. For the last three months, I've experimented at this initial store, so moving forward I know certain flavors will bring in certain demographics. The plan moving forward is to cast a wide net and focus on maybe three different types of sauces, which are different flavors that cater to different demographics.

WF: What were your margins and other performance metrics at the first location?

FITZHUGH: It was a two-year journey for me to figure out where all the costs come from. Any product-based business is predominantly a commodity-based business because whether it's iPhones or cars or airplanes or food, you're taking somebody else's raw commodity and turning it into a finished product. But the food industry is extremely different from the others because there are multiple levels of middlemen that mark up something as simple as a potato or a piece of chicken, and the markup gets passed around countless times as it's transported from one state to another. The end result is that every time it changes hands, it gets marked up again, so by the time it finally reaches the restaurant selling it, the cost is substantially higher.

That's why you always hear about restaurant margins being so thin. They're thin because nobody does the research on why costs are what they are. I spent two years learning the entire economics of chicken, how it works, and the costs that go into the making one broiler chicken.

I talked to anyone and everyone: farmers, manufacturers, wholesalers, distributors. Once I figured out the entire picture, I was able to hone in on how to find the people making it before they go out and sell it to the middlemen. By doing that, I was able to establish a couple of key relationships.

I'm sourcing all of my chicken out of the Sacramento Valley in California. By cutting out all these different middlemen, I'm taking what was once $120 or $130 per 40-pound box of chicken and bringing it down to $50 a box for the same type of product. And since the majority of my food costs are for the chicken, that has taken what was once about a 45% total cost of goods and cut it in half to where the total cost of goods average about 23% to 25%, and food is on average about 17% to 18% of total costs. It could get a lot lower too.

This low-cost, high gross margin operation is the first pillar of this whole business structure. The next pillar is the labor. The average restaurant has insanely high labor costs. That's why everyone's freaking out about $15 minimum wage. Here in Seattle, all the franchises got kicked to $15 at the first of the year. Three months in, there were McDonald's and Subway locations going out of business. The margins are so thin and these guys are going out. Having such a simple menu allows me to operate with minimal staff.

On average, I have three to four people working a day. With four people on, we can easily bring in a few thousand dollars a day. On Black Friday, one of our busiest days of the year, I put my four best people in all day and we put up $6,000 in gross sales. The great thing about our model is that since it's the same food being cooked over and over, the busier we get, the faster the meals go. If there are 20 people in line, you know they're all going to order one of a few items. It's just a matter of if it's going to be a 4-piece or a 6-piece, original or spicy. The first person in line can anticipate about a six or seven minute ticket time, but while that first meal's being made, meal number two, three, four, and five are being made as well because it already got pulled and is cooking. During the busiest hour on Black Friday, we put up about 150 orders in one hour and we were cranking them out on average every 45 seconds to 75 seconds.

WF: What was your experience with food before Twins Chicken?

FITZHUGH: My experience in food was next to nothing, other than a job for a couple of years in high school working at a restaurant. I'm no chef or culinary student. I'm an entrepreneur. I look at what the market tells me. I analyze all the data I can get my hands on. I talk to people. I try to have very astute insights as far as what the trends are because when it comes down to it, any type of product or service is fairly easy to sell. It's a matter of figuring out what combination or formula sells the best and makes the most profit. That's where I feel like my genius and experience with multiple different businesses that I've run or played around with becomes relevant. I've always been able to figure out what I like to call that perfect formula for operations and product.

WF: Who are your competitors? Why will you beat them?

FITZHUGH: We have one main competitor, Raising Cain's Chicken Fingers. They're located in the southeast and have about 300 or more locations, but they just started opening up stores in California. They are our main competitor because our meals are essentially the same. We both offer fried chicken strips. They call them chicken fingers, we say chicken tenders. We both have french fries. They have their own specialty Texas Toast. We have our own freshly made rolls. They have their Cain Sauce, and we have our Twin Sauce.

The difference is that Cain's doesn't really have a chicken recipe. They just toss the chicken around in some flour and deep fry it. Their chicken, for the most part, is subpar, but their overall business model is top of the line. Obviously, we're selling the same food. So if there's a Cain's and a Twins right next to each other, how do I get Cain's customers? I do it with the type of chicken. I'll put our chicken toe to toe with theirs any single day. The fries, the sauce, and the rolls versus their Texas Toast, it's all a wash. Our chicken is really where we shine. We use what we call double battering and so our chicken extremely crispy and not really greasy. With traditional fried chicken, you toss it in flour and deep fry it. The problem is that there are all of these different pockets and flakes in the flour that allow grease penetration. If you've ever bit into a piece of fried chicken, it's like it's practically soaked in grease. Your fingers are greasy, your hands are greasy. You're eating a bunch of grease. Chick-Fil-A is very similar to that too. Our double-battering method blocks out all of that grease, so you get this crisp piece of chicken that's not covered in grease. Then when you bite into the chicken, the outside shell is the batter that's been dipped twice and then the inside is just regular tender chicken. Everybody raves about that particular aspect of our food.

There's another important difference between Cain's and Twins Chicken. Cain's business model is built around the drive-thru. They find a busy street, build a drive-thru, and crank out orders. If I tried that model, I'd get crushed. But where I can surpass them is in the speed of building new stores. Everybody knows that California's a pain for permitting and environmental studies. On average, it can take anywhere from 18 to 24 months to get approvals before you can even build. That was kind of the timeline they were on. My plan is to beat them to market by saturating areas with regular, inline retail stores where I don't have to go through this extensive permitting process. I can take a typical store and build it out with two months for permitting and another two or three months for building. A drive-thru building, on average, will run about $2 million to build and that's without buying the land. They don't buy their land because their initial build-out costs would be substantially higher. My build out cost are from $200,000 to $250,000 for a blank, vanilla shell building. I can build a store in the quarter of the time for a fraction of their build-out cost.

WF: How was business at your first store? ^

FITZHUGH: We were doing $650,000 in yearly sales at our one store. That's predominantly because the mall that I was in has well over 60 food options, from restaurants to small fast food places. It's a massive mall. There's a little over 4,000 people a day going through that mall on average, so you're talking dog eat dog in this market. But as I open the other locations, sales will be higher. For example, I'm looking at a place near downtown San Francisco. In a one-mile radius of downtown San Francisco, there are well over 400,000 people, so it's simple supply and demand.

WF: Why did your first location close? ^

FITZHUGH: Our first location was in a mall and performed well, but Westfield started taking all their malls and filling them with food options. When we first opened that store, there were less than 20 food locations in that mall. By the time I shut it down, there were over 60 food locations, with plans to add more.

In 2017, it became apparent that the mall had become too saturated with food. Everyone's sales began to decline, including ours. Knowing the writing was on the walls, I decided to pull as much cash from that location as possible to put into the Bay Area store and continue on with franchising and raising capital.

WF: Can you tell us more about your new location? ^

FITZHUGH: We have a fully executed lease and have submitted building plans for our new location in Pleasanton, CA. It's a 2,300 square foot location attached to a small mall in the area called Stoneridge Mall. The immediate surrounding area is corporate buildings that house over 20,000 employees within a half-mile radius of the location.

We'll be one of eight food locations in that mall and one of three fast food locations. For comparison's sake, our Seattle location had less than 4,000 people a day going to the mall and we had 60 competitors. This mall has over 20,000 employees right across the street with only seven other competitors within the area. Therefore, I feel $1 million in sales is conservative and easily obtainable.

WF: What's your marketing strategy as a single-store business going up against major chains? ^

FITZHUGH: Social media is a great platform to get a conversation started, but that doesn't get people in the door. With this current stage of the expansion, much of my focus is on the design and the experience of the store. I'm looking to give people a high-quality meal, something that they would expect to get at a famous mom and pop shop or something that would cost maybe twice as much as what I'm charging. I give them a high-quality meal, but also give them a dining experience at a fast-food price. Our whole theme is a farm fresh, barnyard appeal look. It resembles a barnyard, but with a Chipotle modern twist. I'm really focusing on the overall experience instead of just cranking out food at a fast food establishment. If you go through Taco Bell or a Chick-Fil-A, you might notice it's a busy location and you're paying a good price, but you wouldn't sit there and take your time eating if you're on a lunch break. I'm trying to capture that little ten or 20 minutes of somebody's day and give them a bit of an experience for a moment, a little bit of escapism while they're on their lunch break or in between classes.

WF: Do you know your lifetime value of a customer? ^

FITZHUGH: That's tough because I definitely can't quantify that at a mall location. People get food because they're at the mall, but they're not going to the mall to get food. I do know from over the last two years of having this location that we do have a good repeat customer base. I really saw how big that base was when I started playing around with the flavors. It ticked a lot of people off. But I took the complaints as a good sign that we have a loyal following. From experience, I'd say that if we're in a downtown corporate area, I could probably bank on somebody getting our food once a week, maybe once every week and a half. This is an indulgence meal. It's fried chicken. It's french fries. You're not going to eat that on a day-by-day basis or multiple times a week.

WF: When did your first location open? ^

FITZHUGH: We opened June 2015 and closed in January 2018, so we were open for about two and a half years.

WF: What's been your biggest challenge so far? ^

FITZHUGH: What really held me back was the partnership that I had with my original guys. I broke the cardinal sin of doing business with your friends. Those guys were old high school buddies. We played basketball together and went to college together. I rolled the dice because I needed that recipe, and I needed to have them test it out to see if it would work. That was their main value, but aside from that, they contributed almost nothing.

WF: What was your business experience before this? ^

FITZHUGH: My expertise is dropping into areas that I don't know a whole lot about and figuring out how to lower the cost and raise the profit. My background started out with finance. I worked in various fields in finance, wealth management, financial planning, and even some hedge funds. I've always been really astute when it came to economics and numbers, but that's the most mind-numbing profession you can move through. I've always known that I was going to be an entrepreneur, and I started by playing around with small businesses. I started my first business when I was in my early 20s. It was an e-commerce business where I would find certain products that were selling for cheap in China and ship them in. I'd then sell them on platforms like Ebay and Amazon. I did that for about six months and was making some pretty good money. The downside was that eventually Ebay got hit with a huge lawsuit for selling counterfeit goods so they pretty much pulled the plug on any type of fashionable item. At the time, I was selling what was kind of a replica Polos, but we wouldn't marketing them as Polos.

I took the money I made from that business and rolled that into a general contracting and painting business with my uncle, who's a third generation journeyman painter. We partnered up. I invested in his company, helped it grow, and learned a lot about the contracting world in the process. Buy by about early 2008, the recession meant the business had almost completely dried up. We shut it down, and then I spent about a year traveling and studying more. I moved to San Diego with my girlfriend and we started an academic-based preschool, which we still have. I think we're going on six years now of that preschool. Her background was in childcare and my background was business, so we started the preschool. We probably have some of the highest demand in the neighborhood that we're in.

WF: Why do a crowdfunding campaign? ^

FITZHUGH: I've been following crowdfunding and in particular, Wefunder, for years. When the JOBS Act was originally signed back in 2012, I knew this had the potential to be huge. Then I kind of forgot about it, to be honest with you. About a year ago, I started putting together a private placement offering. But I delayed it while I finished breaking off ties with my former partners. After I cleaned them out, I went back to looking at how to raise capital and that's when I remembered crowdfunding was an option.

What appealed to me about Wefunder was the structure that the deals I've seen on the website. What they're offering and how much they're getting funded is significantly less than what I was prepared to offer when I was originally going to do the private placement. It's obvious. If I can get what I need by giving out less, then obviously I'm going to do that.

WF: Do you have franchise plans at this point or is that too far in the future to talk about that?

FITZHUGH: No, I will never franchise. I played around with the idea and what I found was that I'd basically be babysitting would-be-entrepreneurs. A little over a year and a half ago, I put out an ad to see what would happen, and I got massive interest. Everybody knew who I was, and everybody knew what the restaurant was. I probably had well over 100 inquiries. I ended up meeting with 25 - 30 people, but every single person had the same story. They want to be entrepreneurs and own a business, but they had their own ideas about what they wanted to do differently. I thought, "If they want to do those ideas, they should start their own business, because that's not what a franchise is. You don't get to come in and change things."

WF: Who’s on your business team?

FITZHUGH: It's just me. I’ve been a natural entrepreneur ever since my earliest days in grade school. Whatever was selling, whether it was toys or trading cards, I'd always figure out how to get my hands on it and sell it. I come from very modest and humble means and couldn't afford to go to college right after high school. Instead, I went to the public library and for the better part of about six years, I spent damn near every day at the library reading books on business. I went A to Z through the business section. Marketing, economics, finance, history, politics. If they didn't have that in the library, I'd go to the bookstore. For the most part, I'm self-educated. I dabbled in college later and was at the University of Washington, but it was so mediocre that it was a waste of my time and I dropped out after a few semesters.

WF: What worries you the most about the future of the business?

FITZHUGH: The thing that's always kept me up at night is not necessarily the fear of failure. You're going to trip over your feet, and you only fail when you quit. But the thing that's always kept me up at night is the fear of not actually reaching my potential, both for myself and my business. I look at what I've created here with this restaurant and think that this thing could be a juggernaut. It could be the next big thing as far as food goes. As far as who I am personally, I feel like I spent all this time acquiring all this knowledge, and I have this unmeasurable curiosity about how things work and ambition to match it. It'd be the greatest sin for me to not actually capitalize on that.

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RISKS

1 Largest risk is the possibility of chicken diseases that would cause panic in consumers. Much like mad cow disease in the 90s and early 2000s or the e coli outbreak at chipotle. Such an outbreak in the chicken market would cause sales to drop out of consumer fear.

2 Internal risks regarding workers comp claims. Being that we are hiring and dealing with low income and economically challenged people. There is always the risk of someone looking to scam the business for a workers comp claim. We combat that by having UHD security cameras recording 24/7 via cloud storage.

3 Increasing minimal wage. $15 minimal wage is coming and is currently causing countless restaurants to close their doors. Fortunately we have factored that into our model and have already implemented resources that counter higher wages.

4 Inflated commercial rental rates. Commercial rates are at all time highs and landlords are becoming unrealistic with what they are asking in rent. Unbeknownst to these landlords is the fact that traditional

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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